Exhibit 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants & Business Consultants
601 West Riverside, Suite 1940
Spokane, Washington 99201-0611
Telephone: (509) 838-5111
Fax:(509) 838-5114

Board of Directors
Countryside Review, Inc.
Vancouver, British Columbia
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of report dated January 17, 2002, on the financial statements of Countryside Review, Inc. as of December 31, 2001 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-6 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

October 7, 2002